Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Uxin Limited of our report dated August 1, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Uxin Limited’s Annual Report on Form 20-F for the fiscal year ended March 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

November 2, 2022